Exhibit 10.3.1

SCHEDULE IDENTIFYING SUBSTANTIALLY IDENTICAL AGREEMENTS TO EXHIBIT 10.3

Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of X-L Investments.  The warrant is exercisable for 471,700 shares of the registrant's common stock.

Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Five Star Investments.  The warrant is exercisable for 283,020 shares of the registrant's common stock.

Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Ida Pauken.  The warrant is exercisable for 47,170 shares of the registrant's common stock.

Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of William Solemene.  The warrant is exercisable for 47,170 shares of the registrant's common stock.

Warrant, dated as of August 21, 2009, by TOR Minerals International, Inc. in favor of Stanley F. Bedell.  The warrant is exercisable for 47,170 shares of the registrant's common stock.